EXHIBIT 23.1

                               CONSENT OF COUNSEL

      We hereby consent to the reference to us under the caption "Legal Matters" in the Prospectus contained in this Registration Statement.


                                             ROBINSON & COLE LLP

October 28, 2004
New York, New York